Exhibit 99.1

Attis Provides an Update on Status of Nasdaq Listing

Attis to Continue Appeal of Staff Determination Regarding Delinquent Reports

MILTON, GA (GlobeNewswire) – August 23, 2019:  Attis Industries Inc. (NASDAQ: ATIS) (the “Company” or “Attis”), a diversified innovation and technology holding company, today announced that Nasdaq has informed the Company by letter (the “August Nasdaq Letter”) that it is not in compliance with Nasdaq’s filing requirements set forth in Listing Rule 5250(c)(1) because it has failed to file its Quarterly Report on Form 10-Q for the period ending June 30, 2019. The August Nasdaq Letter has no immediate effect on the listing or trading of the Company’s common stock or registered warrants.

The delay in the Company’s filings is a result of efforts to continue to assess the accounting related to certain historical transactions that took place in 2017 and the first half of 2018 and the Company believes it is important that the aforementioned transactions are presented accurately to our shareholders. The Company has benefited from these transactions through the acquisition of valuable intellectual property and licenses related to ethanol coproduct technology and absorbing an engineering team with extensive process and civil engineering experience in the green technology market; however, the process of quantifying certain fair values within these transactions has proven extremely labor-intensive and time-consuming.

The Company is continuing to work diligently with its independent accounting firm to expediently complete filing with the Securities and Exchange Commission of the Company’s required periodic reports. The Company believes that once it has become current in the filing of its periodic reports, it will be able to obtain financing on more favorable terms.

Attis Industries, Inc.

Attis Industries Inc. (NASDAQ: ATIS) is a diversified innovation and technology holding company focused on developing and building businesses in the healthcare, sustainable materials and renewable fuel markets. We strive to encourage our employees to be entrepreneurs focused on innovation and technology. We will remain dynamic, persistent and motivated to our mission of winning. The growth of our company will rely on our integrity and our vision for the future. Today, each of Attis business sectors provide high growth opportunities that collectively account for more than a third of our nations GDP. For more information, visit: www.attisind.com

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “should,” “would” or similar words. You should consider these statements carefully because they discuss our plans, targets, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. These statements are subject to certain risks, uncertainties, and assumptions, including, but not limited to, risks and uncertainties relating to the Company's ability to develop, market and sell products based on its technology; the expected benefits and efficacy of the Company's products and technology; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and, the Company's business, research, product development, regulatory approval, marketing and distribution plans and strategies; the ability of the Company to continue to meet the listing requirements of NASDAQ; the ability of the Company to execute on a business plan that permits the technologies and innovations businesses to provide sufficient growth, revenue, liquidity and cash flows for sustaining the Company’s go-forward business, and the risks identified and discussed under the caption “Risk Factors” in the Attis Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Securities and Exchange Commission (the “SEC”) on April 16, 2018 and the other documents Attis files with the SEC from time to time. There will be events in the future, however, that Attis is not able to predict accurately or control. Attis’s actual results may differ materially from the expectations that Attis describes in its forward-looking statements. Factors or events that could cause Attis’s actual results to materially differ may emerge from time to time, and it is not possible for Attis to accurately predict all of them. Any forward-looking statement made by Attis in this press release speaks only as of the date on which Attis makes it. Attis undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

ir@attisind.com

Kevin M. McGrath

TraDigital IR

(212) 389-9782 x104

kevin@tradigitalir.com

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